For Immediate Release

ITC HOLDINGS CORP. PROVIDES UPDATED OUTLOOK FOR 2009 AND 2010

Highlights
w w	2009 EPS guidance increased to $2.55 to $2.60 per diluted common share 2010 EPS guidance increased to $2.60 to $2.70 per diluted common share

w 2009 capital expenditure guidance of $320 million to $345 million and 2010 capital expenditure guidance of $405 million to $460 million reaffirmed

NOVI, Mich., December 18, 2009 — ITC Holdings Corp. (NYSE: ITC) today announced an updated outlook for both 2009 and 2010, largely driven by its continued success in implementing its business plan and the favorable recent debt financings for ITC Holdings and ITC Midwest. For 2009, ITC now expects diluted earnings per share in the range of $2.55 to $2.60. The 2009 guidance includes $0.11 associated with the recognition of regulatory assets at ITC Great Plains as previously disclosed.

The increase from the prior guidance of $2.47 to $2.52 is primarily due to the expectation that capital expenditures will be at the high end of the existing guidance range of $320 million to $345 million and lower non-recoverable expenses.

For 2010, management now expects diluted earnings per share in the range of $2.60 to $2.70. The increase from prior guidance of $2.52 to $2.62 is primarily driven by the impact of lower than forecasted interest expense resulting from the favorable ITC Holdings financing.

2010 capital expenditure guidance of $405 million to $460 million is reaffirmed.

“We are very pleased with the successful execution of our debt financings for both ITC Holdings and ITC Midwest,” said Joseph L. Welch, chairman, president and CEO of ITC. “These offerings further support our confidence in our ability to effectively capitalize the investments in our transmission systems detailed in our five year plan. For ITC Holdings in particular, not only does the recent financing eliminate the near term interest rate risk associated with necessary financings in 2010 and 2011, it also essentially satisfies our holding company financing needs through 2012.”

About ITC Holdings Corp.
ITC Holdings Corp. (NYSE: ITC) invests in the electricity transmission grid to improve electric reliability, improve access to markets, and lower the overall cost of delivered energy. ITC is the largest independent electricity transmission company in the country. Through its subsidiaries, ITCTransmission, Michigan Electric Transmission Company, LLC (METC) and ITC Midwest LLC, ITC operates regulated, high-voltage transmission systems in Michigan’s Lower Peninsula and portions of Iowa, Minnesota, Illinois and Missouri serving a combined peak load in excess of 25,000 megawatts. ITC is also focused on new areas where significant transmission system improvements are needed through subsidiaries ITC Grid Development, ITC Great Plains and ITC Panhandle Transmission. For more information, please visit: http://www.itc-holdings.com. (itc-ITC)

Safe Harbor Statement
This press release contains certain statements that describe our management’s beliefs concerning future business conditions, plans and prospects, growth opportunities and the outlook for our business and the electricity transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as “will,” “may,” “anticipates”, “believes”, “intends”, “estimates”, “expects”, “projects” and similar phrases. These forward-looking statements are based upon assumptions our management believes are reasonable. Such forward looking statements are subject to risks and uncertainties which could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among others, the risks and uncertainties disclosed in our annual report on Form 10-K and our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission from time to time.

Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong. Forward-looking statements speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this release and in our annual and quarterly reports will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially. Except as required by law, we undertake no obligation to publicly update any of our forward-looking or other statements, whether as a result of new information, future events, or otherwise.

Investor/Analyst contact: Pat Wenzel (248.946.3570, pwenzel@itc-holdings.com)
Media contact: Robert J. Darmanin, ITC Holdings Corp., 248-946-3493, rdarmanin@itctransco.com